Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Micro-Cap Fund dated January 5, 1998 and July 8, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 3 and Amendment No. 4 to Registration Statement File Nos. 333-18639 and 811-7985, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998